                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                      GRAHAM-FIELD HEALTH PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                81 SPENCE STREET
                           BAY SHORE, NEW YORK 11706
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 16, 1999

     The Annual Meeting of Stockholders of Graham-Field Health Products, Inc. (the "Company") will be held in Grand Salon One at the Islandia Marriott Long Island, 3635 Express Drive North, Hauppauge, New York 11788, on Monday, August 16, 1999 at 11:00 A.M. to:

     (1) elect two Class III Directors of the Company to serve for a term of three years;

     (2) consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; and

     (3) transact such other business as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on July 12, 1999 are entitled to notice of and to vote at the Annual Meeting. The Annual Meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at such adjourned meeting.

     Your attention is directed to the accompanying proxy statement.

                                          RICHARD S. KOLODNY
                                          Senior Vice President,
                                          General Counsel and Secretary

Bay Shore, New York
July 14, 1999

     STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY UNITED STATES POSTAGE.

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                81 SPENCE STREET
                           BAY SHORE, NEW YORK 11706

                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

     Proxies in the form enclosed are solicited by the Board of Directors of Graham-Field Health Products, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders scheduled to be held on August 16, 1999 in Grand Salon One at the Islandia Marriott Long Island, 3635 Express Drive North, Hauppauge, New York 11788 (the "Annual Meeting"). All properly executed proxies received prior to or at the Annual Meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted
(1) for the election of the Board's nominees as directors, (2) for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, and (3) if other matters properly come before the Annual Meeting, in the discretion of either of the persons named in the enclosed proxy card. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company (at the address set forth above), by submitting a properly-executed subsequently dated proxy or by voting in person at the Annual Meeting.

     Holders of record of the common stock, par value $.025 per share, of the Company (the "Common Stock"), the Company's Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") and the Company's Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") as of the close of business on the record date of July 12, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 31,501,680 shares of Common Stock issued and outstanding, 6,100 shares of the Series B Preferred Stock issued and outstanding, and 1,000 shares of the Series C Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote. The shares of the Series B Preferred Stock and the shares of the Series C Preferred Stock are entitled to 3,935,483 and 500,000 votes, respectively. The shares of the Series B Preferred Stock and the Series C Preferred Stock vote as a single class with the Common Stock, and are beneficially owned by BIL (Far East Holdings) Limited ("BIL Far East") and its affiliate, BIL Securities (Offshore) Limited ("BIL Securities"; BIL Securities and BIL Far East are collectively referred to hereinafter as "BIL"). BIL's ownership of Common Stock, Series B Preferred Stock and Series C Preferred Stock represents 25% of the total number of votes entitled to be cast at the Annual Meeting. Pursuant to the Amended and Restated Stockholder Agreement dated as of September 3, 1996, as amended (the "BIL Stockholder Agreement"), by and between the Company and BIL, BIL has agreed to vote its shares of Common Stock, Series B Preferred Stock, and Series C Preferred Stock in accordance with the direction of the Company's Board of Directors for any nominees recommended by the Board of Directors and on all proposals presented by any other stockholder of the Company. This proxy statement, the proxy card and the Annual Report of the Company for its fiscal year ended December 31, 1998 are being mailed on or about July 14, 1999 to all holders of Common Stock, the Series B Preferred Stock and the Series C Preferred Stock as of the Record Date.

     As required under Section 231 of the Delaware General Corporation Law (the "DGCL"), the Company will, in advance of the Annual Meeting, appoint one or more Inspectors of Election to conduct the vote at the Annual Meeting. The Company may designate one or more persons as alternate Inspectors of Election to replace any Inspector of Election who fails to act. If no Inspector or alternate Inspector is able to act at the Annual Meeting, the person presiding at the Annual Meeting will appoint one or more Inspectors of Election. Each Inspector of Election before entering the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality. The Inspectors of Election will (i) ascertain the number of shares of Common Stock, the Series B Preferred Stock and the Series C Preferred Stock outstanding as of the record date, (ii) determine the voting power of the shares of Common Stock, the Series B Preferred Stock and the Series C Preferred Stock present or represented by proxy at the Annual Meeting and the validity of the proxies and ballots, (iii) count all votes and ballots, and (iv) certify the determination of the number of shares of Common Stock, the Series B Preferred Stock and Series C Preferred Stock present in person or represented by proxy at the Annual Meeting and the count of all votes and ballots.

     The holders of shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock representing a majority of the total number of votes entitled to be cast by the holders of all outstanding shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock must be present in person or represented by proxy at the Annual Meeting in order for a quorum to be present. Under Section 216 of the DGCL, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. For purposes of voting on the matters described herein, the affirmative vote of (i) the holders of shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock, representing a plurality of the total votes cast (not including abstentions) by the holders of shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock present or represented at the Annual Meeting is required to elect directors, and (ii) the holders of shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock, representing a majority of the total votes cast (including abstentions) by the holders of shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock present or represented at the Annual Meeting is required to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999. Abstentions have no legal effect with respect to the election of directors and the same legal effect as a vote against the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999. Any shares as to which a broker or nominee does not have discretionary voting authority with respect to a particular matter presented at the Annual Meeting will be counted for purposes of determining a quorum but will be considered as shares not entitled to vote on such matter and will therefore not be considered in the tabulation of the votes on such matter.

     No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed by the Company for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and a few regular employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth certain information regarding the beneficial ownership of Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock with respect to each person who, to the knowledge of the management of the Company, owns beneficially more than five percent of each class of stock as of July 12, 1999. Beneficial ownership has been determined for purposes of the following table in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                                  SHARES OF             SHARES OF             SHARES OF
                                           SHARES OF              SERIES B              SERIES C              SERIES D
                                          COMMON STOCK         PREFERRED STOCK       PREFERRED STOCK       PREFERRED STOCK
                                          BENEFICIALLY          BENEFICIALLY          BENEFICIALLY          BENEFICIALLY
                                            OWNED(1)             OWNED(1)(2)          OWNED (1)(3)           OWNED(1)(4)
                                      --------------------   -------------------   -------------------   -------------------
                                       NUMBER                 NUMBER                NUMBER                NUMBER
        NAME AND ADDRESS OF              OF                     OF                    OF                    OF
          BENEFICIAL OWNER             SHARES      PERCENT    SHARES     PERCENT    SHARES     PERCENT    SHARES     PERCENT
        -------------------           ---------    -------   ---------   -------   ---------   -------   ---------   -------
BIL.................................  4,388,353(5)  13.9%      6,100       100%      1,000       100%      2,036       100%
  c/o Brierley Investments Ltd.
  4th Floor, Stratton House
  Stratton Street
  London W1X 5FE
  United Kingdom
J.B. Fuqua(6).......................  2,372,190      7.5%        -0-       -0-         -0-       -0-         -0-       -0-
  c/o Fuqua Capital, Inc.
  1201 West Peachtree Street, N.E
  Atlanta, Georgia 30309
J. Rex Fuqua(7).....................  1,595,563        5%        -0-       -0-         -0-       -0-         -0-       -0-
  c/o Fuqua Capital, Inc.
  1201 West Peachtree Street, N.E
  Atlanta, Georgia 30309
Dimensional Fund Advisors(8)........  1,781,926      5.7%        -0-       -0-         -0-       -0-         -0-       -0-
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401

---------------
(1) All shares are beneficially owned and the sole voting and investment power is held by the person or entities named, except as otherwise specified herein.

(2) The Series B Preferred Stock is beneficially owned by BIL and convertible into shares of Common Stock (i) at the option of BIL, at a conversion price of $20 per share (or, in the case of certain dividend payment defaults, at a conversion price of $15.50 per share), (ii) at the option of the Company, at a conversion price equal to current trading prices (subject to a minimum conversion price of $15.50 and a maximum conversion price of $20 per share) and (iii) automatically on November 27, 2001 at a conversion price of $15.50 per share. The conversion prices are subject to customary antidilution adjustments. The shares of the Series B Preferred Stock are entitled to 3,935,483 votes, and vote as a single class with the Common Stock and the Series C Preferred Stock.

(3) The Series C Preferred Stock is beneficially owned by BIL and subject to redemption as a whole at the option of the Company on the fifth anniversary of the date of issuance at a stated value plus accrued and unpaid dividends and, if not redeemed will be convertible into shares of Common Stock automatically at a conversion price of $20 per share, subject to customary antidilution adjustments. The shares of the Series C Preferred Stock are entitled to 500,000 votes, and vote as a single class with the Common Stock and the Series B Preferred Stock.

(4) Effective as of May 12, 1999, BIL Securities exchanged a $4 million note (the "BIL Note") owing by the Company to BIL Securities for 2,036 shares of non-voting Series D Preferred Stock (the "Series D Preferred Stock"). The Series D Preferred Stock is beneficially owned by BIL Securities, and has substantially the same economic rights as 2,036,000 shares of Common Stock.

(5) Does not include 6,100 shares of the Series B Preferred Stock and 1,000 shares of the Series C Preferred Stock owned by BIL (see Notes (2) and (3) above). The shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock beneficially owned by BIL represent in the aggregate 25% of the voting power of the Company's outstanding capital stock as of July 12, 1999. Pursuant to the BIL Stockholder Agreement, BIL has agreed to vote its shares of Common Stock, Series B Preferred Stock, and Series C Preferred Stock in accordance with the direction of the Company's Board of Directors for any nominees recommended by the Board of Directors and on all proposals presented by any other stockholder of the Company. For a description of BIL's voting arrangements, see the description of the BIL Stockholder Agreement on page 1 of this proxy statement.

(6) According to information contained in a Joint Schedule 13D filing dated as of August 10, 1998 (the "Fuqua 13D Filing"), the shares of Common Stock beneficially owned by J.B. Fuqua include 675,538 shares held by two trusts for the benefit of the grandchildren of J.B. Fuqua, of which Mr. Fuqua is the trustee, and 146,365 shares held by The J.B. Fuqua Foundation, Inc. (the "Fuqua Foundation"), of which Mr. Fuqua is a director and officer. Mr. Fuqua shares voting and investment power with J. Rex Fuqua with respect to shares held by the Fuqua Foundation. J.B. Fuqua also shares voting and investment power with J. Rex Fuqua with respect to 768,600 shares held by Fuqua Holdings I, L.P. (the "Fuqua Partnership") as a result of J.B. Fuqua's status as an officer and director of Fuqua Holdings, Inc. ("Holdings"), the general partner of the Fuqua Partnership.

(7) According to information contained in the Fuqua 13D Filing, J. Rex Fuqua shares voting and investment power with J.B. Fuqua with respect to 768,600 shares held by the Fuqua Partnership as a result of J. Rex Fuqua's status as an officer and director of Holdings, the general partner of the Fuqua Partnership. In addition, J. Rex Fuqua shares voting and investment power with J.B. Fuqua with respect to 146,365 shares held by the Fuqua Foundation, of which J. Rex Fuqua is a director and officer.

(8) According to information contained in a Schedule 13G filing dated as of February 11, 1999 by Dimensional Fund Advisors Inc. ("Dimensional"), Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are referred to hereinafter as the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the shares of Common Stock owned by the Portfolios, and disclaims beneficial ownership of such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock with respect to the Company's directors, the Company's "named executive officers" (the "Named Executive Officers") within the meaning of Item 402(a)(3) of Regulation S-K, and by all of the Company's directors and executive officers as a group, as reported to the Company as of July 12, 1999. Beneficial ownership has been determined for purposes of the following table in accordance with Rule 13d-3 of the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                              SHARES OF             SHARES OF             SHARES OF
                                        SHARES OF             SERIES B              SERIES C              SERIES D
                                      COMMON STOCK         PREFERRED STOCK       PREFERRED STOCK       PREFERRED STOCK
                                      BENEFICIALLY          BENEFICIALLY          BENEFICIALLY          BENEFICIALLY
                                        OWNED(1)             OWNED(1)(2)          OWNED (1)(3)           OWNED(1)(4)
                                   -------------------   -------------------   -------------------   -------------------
NAME AND ADDRESS                    NUMBER                NUMBER                NUMBER                NUMBER
OF BENEFICIAL OWNER                OF SHARES   PERCENT   OF SHARES   PERCENT   OF SHARES   PERCENT   OF SHARES   PERCENT
-------------------                ---------   -------   ---------   -------   ---------   -------   ---------   -------
DIRECTORS:
Rupert O.H. Morley(5)............  4,388,353    13.9%      6,100       100%      1,000       100%      2,036        100%
  c/o Brierley Investments Ltd.
  4th Floor, Stratton House
  Stratton Street
  London W1X 5FE
  United Kingdom
J. Rex Fuqua(6)..................  1,595,563       5%        -0-       -0-         -0-       -0-         -0-        -0-
  c/o Fuqua Capital, Inc.
  1201 West Peachtree Street, N.E
  Atlanta, Georgia 30309
Louis A. Lubrano(7)..............     76,200       *         -0-       -0-         -0-       -0-         -0-        -0-
  c/o Herzog, Heine, Geduld, Inc.
  26 Broadway
  New York, New York 10004
Michael S. Dreyer................    130,000       *         -0-       -0-         -0-       -0-         -0-        -0-
  c/o Dreyer, Edmonds &
  Associates
  355 South Grand Avenue
  Suite 4150
  Los Angeles, CA 90071-3103
Dr. Kenneth R. Jennings(8).......        -0-     -0-         -0-       -0-         -0-       -0-         -0-        -0-
  c/o Jay Alix & Associates
  4000 Town Center
  Suite 500
  Southfield, Michigan 04875
NAMED EXECUTIVE OFFICERS:
Irwin Selinger(9)................    297,940       *         -0-       -0-         -0-       -0-         -0-        -0-
  11 High Ridge Lane
  Matinecock, New York 11771
Rodney F. Price(10)..............     10,000       *         -0-       -0-         -0-       -0-         -0-        -0-
  22 Chester Street
  London SW1X 7BL
  United Kingdom
Paul Bellamy(11).................        -0-     -0-         -0-       -0-         -0-       -0-         -0-        -0-
  Four North Street
  Old Greenwich, CT 06870
Peter Winocur(12)................    213,550       *         -0-       -0-         -0-       -0-         -0-        -0-
  c/o Graham-Field Health
  Products, Inc.
  81 Spence Street
  Bay Shore, New York 11706
Richard S. Kolodny(13)...........    159,000       *         -0-       -0-         -0-       -0-         -0-        -0-
  c/o Graham-Field Health
  Products, Inc.
  81 Spence Street
  Bay Shore, New York 11706

                                                              SHARES OF             SHARES OF             SHARES OF
                                        SHARES OF             SERIES B              SERIES C              SERIES D
                                      COMMON STOCK         PREFERRED STOCK       PREFERRED STOCK       PREFERRED STOCK
                                      BENEFICIALLY          BENEFICIALLY          BENEFICIALLY          BENEFICIALLY
                                        OWNED(1)             OWNED(1)(2)          OWNED (1)(3)           OWNED(1)(4)
                                   -------------------   -------------------   -------------------   -------------------
NAME AND ADDRESS                    NUMBER                NUMBER                NUMBER                NUMBER
OF BENEFICIAL OWNER                OF SHARES   PERCENT   OF SHARES   PERCENT   OF SHARES   PERCENT   OF SHARES   PERCENT
-------------------                ---------   -------   ---------   -------   ---------   -------   ---------   -------
Ralph Liguori(14)................    131,000       *         -0-       -0-         -0-       -0-         -0-        -0-
  c/o Graham-Field Health
  Products, Inc.
  81 Spence Street
  Bay Shore, New York 11706
Jeffrey Schwartz(15).............     42,000       *         -0-       -0-         -0-       -0-         -0-        -0-
  c/o Graham-Field Health
  Products, Inc.
  81 Spence Street
  Bay Shore, New York 11706
All directors and executive
  officers as a group (15
  persons)(16)...................  6,874,543    21.4%      6,100       100%      1,000       100%      2,036        100%

---------------
  *  Less than 1%.

 (1) All shares are beneficially owned and the sole voting power and investment power is held by the persons named, except as otherwise specified herein.

 (2) The Series B Preferred Stock is beneficially owned by BIL and convertible into shares of the Common Stock (i) at the option of BIL, at a conversion price of $20 per share (or, in the case of certain dividend payment defaults, at a conversion price of $15.50 per share), (ii) at the option of the Company, at a conversion price equal to current trading prices (subject to a minimum conversion price of $15.50 and a maximum conversion price of $20 per share) and (iii) automatically on November 27, 2001 at a conversion price of $15.50 per share. The conversion prices are subject to customary antidilution adjustments. The shares of the Series B Preferred Stock are entitled to 3,935,483 votes, and vote as a single class with the Common Stock and the Series C Preferred Stock.

 (3) The Series C Preferred Stock is beneficially owned by BIL and subject to redemption as a whole at the option of the Company on the fifth anniversary of the date of issuance at a stated value plus accrued and unpaid dividends and, if not redeemed will be convertible into shares of Common Stock automatically at a conversion price of $20 per share, subject to customary antidilution adjustments. The shares of the Series C Preferred Stock are entitled to 500,000 votes, and vote as a single class with the Common Stock and the Series B Preferred Stock.

 (4) The non-voting Series D Preferred Stock is beneficially owned by BIL Securities and has substantially the same economic rights as 2,036,000 shares of Common Stock.

 (5) Consists of shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock owned by BIL, which Mr. Morley may be deemed to own beneficially as the Operations Director of BIL and one of BIL's designees to the Company's Board of Directors. Does not include up to 3,935,483 shares of Common Stock issuable upon the conversion of the shares of the Series B Preferred Stock and up to 500,000 shares of Common Stock issuable upon the conversion of the shares of the Series C Preferred Stock owned by BIL (see Notes 2 and 3 above). Effective as of May 12, 1999, BIL Securities exchanged the BIL Note for 2,036 shares of Series D Preferred Stock.

 (6) The amount set forth above includes voting and investment power which J. Rex Fuqua shares with J.B. Fuqua with respect to 768,600 shares held by the Fuqua Partnership as a result of J. Rex Fuqua's status as an officer and director of Holdings, the general partner of the Fuqua Partnership. In addition, J. Rex Fuqua shares voting and investment power with J.B. Fuqua with respect to 146,365 shares held by the Fuqua Foundation, of which J. Rex Fuqua is a director and officer.

 (7) The amount set forth above includes 200 shares owned by the Virginia Lubrano Trust, and 70,000 shares currently issuable upon the exercise of directors' stock options issued pursuant to the Company's Incentive Program.

 (8) The amount set forth above does not include 200,000 shares underlying a stock option granted to Jay Alix & Associates ("Jay Alix") as of March 24, 1999. Dr. Jennings is the Vice Chairman of Jay Alix, and disclaims any beneficial interest in the shares issuable upon the exercise of the stock option.

 (9) On July 29, 1998, Mr. Selinger resigned as Chief Executive Officer, President and a director of the Company. Based on information available to the Company as of June 17, 1999, Mr. Selinger owns 297,940 shares of Common Stock, which includes 5,500 shares owned by his wife as to which shares Mr. Selinger disclaims any beneficial interest.

(10) On February 4, 1999, Mr. Price resigned as Chairman of the Board and Chief Executive Officer of the Company. Mr. Price served as Chairman of the Board from July 25, 1998 through February 4, 1999, and as Chief Executive Officer from July 29, 1998 through February 4, 1999. The amount set forth above represents 10,000 shares currently issuable upon the exercise of directors' stock options issued pursuant to the Company's Incentive Program.

(11) On March 24, 1999, Mr. Bellamy resigned as President, Chief Executive Officer and a director of the Company. Mr. Bellamy served in various executive capacities with the Company from March 2, 1998 through March 24, 1999, including Vice President, Chief Financial Officer, President, Chief Executive Officer, and a director of the Company.

(12) The amount set forth above includes 178,094 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program.

(13) The amount set forth above includes 107,517 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program.

(14) On April 29, 1999, the Company provided Mr. Liguori with three (3) months prior written notice of termination of employment. The amount set forth above includes 98,131 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program.

(15) The amount set forth above represents 42,000 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program.

(16) The amount set forth above includes 578,908 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program. Such amount excludes (i) shares of Common Stock and (ii) shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program, held by former officers and directors.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the exchange on which the Common Stock is listed for trading. Officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) reports filed.

     Based solely on the Company's review of copies of the Section 16(a) reports filed for the year ended December 31, 1998, and written representations from certain reporting persons that no Forms 5 were required for such persons for the year ended December 31, 1998, the Company believes that all reporting requirements applicable to its officers, directors, and more than ten percent stockholders were complied with for the year ended December 31, 1998, except for
(i) a Form 4 filing on behalf of BIL dated as of June 2, 1998, which reported open market purchases of 11,800 shares and 5,000 shares of Common Stock on June 2, 1997 and June 3, 1997, respectively, and (ii) a Form 4 filing on behalf of Rodney F. Price, a former BIL designee to the Company's Board of Directors and former Chief Executive Officer of the Company, to reflect Mr. Price's indirect ownership of the shares of Common Stock purchased in the open market by BIL on June 2, 1997 and June 3, 1997.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, two Class III directors are to be elected for three-year terms expiring in 2002. Effective as of April 14, 1999, the Board of Directors was fixed at five (5) members. Unless authority to do so is withheld, the Board of Directors intends to vote the enclosed proxy at the Annual Meeting for the election of the nominees named below. If any nominee for any reason should become unavailable for election, it is intended that discretionary authority will be exercised by either of the persons named in the enclosed proxy card in respect of the election of such other person as the Board of Directors shall nominate or the number of directors may be reduced accordingly by the Board of Directors. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

     Set forth in the following table is certain information with respect to each nominee nominated to serve as a Class III director whose term will expire in 2002.

                                    NOMINEES

CLASS III: TERM EXPIRING IN 2002

NAME                                           AGE          POSITION WITH COMPANY          DIRECTOR SINCE
----                                           ---    ---------------------------------    --------------
Rupert O.H. Morley...........................  34     Chairman of the Board and Member          1999
                                                        of the Executive Committee
Louis A. Lubrano.............................  65     Director and Member of the Audit          1984
                                                        and Compensation Committees

                         DIRECTORS CONTINUING IN OFFICE

     The following directors are continuing in office for the respective periods indicated and until their successors are elected and qualified.

CLASS I: TERM EXPIRING IN 2000

NAME                                           AGE       POSITION WITH COMPANY            DIRECTOR SINCE
----                                           ---    ----------------------------    -----------------------
J. Rex Fuqua.................................  49     Director and Member of the         January 16, 1998
                                                        Executive, Audit and            to April 17, 1998;
                                                        Compensation Committees            July 29, 1998
                                                                                            to present

CLASS II: TERM EXPIRING IN 2001

NAME                                           AGE          POSITION WITH COMPANY          DIRECTOR SINCE
----                                           ---    ---------------------------------    --------------
Michael S. Dreyer............................  47     Director and Member of the Audit          1998
                                                        and Compensation Committees
Dr. Kenneth R. Jennings......................  44     Director                                  1999

     Mr. Morley has been a director of the Company since February 5, 1999, and was appointed Chairman of the Board of the Company on March 24, 1999. Mr. Morley is an Operations Director of Brierley Investments Limited, a New Zealand investment holding company, an affiliate of BIL. Mr. Morley is also a director of English, Welsh & Scottish Railways, a UK freight railway company, and a director of Thistle Hotels plc, a listed UK hotel company. From September 1992 to July 1997, Mr. Morley held various executive positions at The Peninsular & Oriental Steam Navigation Company, including serving as Managing Director of Swan Hellenic, a UK cruise line subsidiary, from April 1995 to July 1997. Pursuant to the BIL Stockholder Agreement, Mr. Morley serves as one of BIL's designees to the Company's Board of Directors.

     Mr. Lubrano has been an investment banker with Herzog, Heine, Geduld, Inc., a member New York Stock Exchange firm, since December 1996. From March 1, 1991 to December 1996, Mr. Lubrano was a managing director of Stires & Company, Inc., an investment banking firm. From March 1990 to February 1991, Mr. Lubrano was a director of the Nasdaq Forum. Prior to such time, Mr. Lubrano was a managing director of Home Group Capital Markets, Inc., an investment banking firm. From April 1986 to March 1989, he was President of Gabelli & Company, Inc., an investment banking firm. He is also a director of Andersen Group, Inc., a diversified manufacturing company.

     Mr. Fuqua has been President and Chief Executive Officer of Realan Capital Corporation, a privately-held investment corporation since 1985, and the President and Chief Executive Officer of Fuqua Capital Corporation, a privately-held investment management corporation, since 1987. Previously, he was the Chairman of the Board of Directors of Fuqua Enterprises, Inc., a company engaged in the manufacture and sale of medical products, which was acquired by the Company on December 30, 1997. Mr. Fuqua also serves as a director of WebMD, Aaron Rents, Inc., and FMB Bankshares, Inc.

     Mr. Dreyer is a certified public accountant and has been the managing partner of Dreyer, Edmonds & Associates, a regional accounting firm located in Los Angeles, California since 1982. Prior to that time, Mr. Dreyer was an employee of Price Waterhouse. Pursuant to the BIL Stockholder Agreement, Mr. Dreyer serves as one of BIL's designees to the Company's Board of Directors. Mr. Dreyer also serves as a director of American Shower Door Corporation.

     Dr. Jennings has been the Vice Chairman of Jay Alix & Associates, a firm specializing in financial reorganizations, cash management, operational consolidations and other strategies for underperforming companies, since January 1999. From June 1993 to November 1998, Dr. Jennings was a partner with Andersen Consulting, where he led a national change management practice focused on clients in health care. Dr. Jennings currently serves as a director of U.S. Diagnostics and Lumenal, a private molecular diagnostics company, and is a professor in the executive MBA program at Columbia University's Business School in New York.

     Mr. Lubrano is now serving as a director and was previously elected by the Company's stockholders. J. Rex Fuqua, Rupert O.H. Morley, Michael S. Dreyer and Dr. Kenneth R. Jennings were elected at meetings of the Board of Directors held on July 29, 1998, February 5, 1999, December 14, 1998 and June 18, 1999,
respectively. No director is related to any other director or executive officer.

MEETINGS OF THE BOARD; COMMITTEES

     The Board of Directors held fifteen meetings during 1998. No director attended fewer than 90% of the meetings of the Board of Directors and the Committees of the Board of Directors on which he served during 1998.

     The Board has an Executive Committee, currently consisting of J. Rex Fuqua and Rupert O.H. Morley. The Executive Committee has all the authority which, under the DGCL, may be delegated to such Committee. No Executive Committee meetings were held during 1998.

     The Compensation Committee currently consists of J. Rex Fuqua, Michael S. Dreyer and Louis A. Lubrano. The Compensation Committee reviews and approves the salary and bonus levels for the Company's executive officers, and awards stock options under the Company's Incentive Program. The Compensation Committee held four meetings during 1998.

     The Audit Committee currently consists of Michael S. Dreyer, J. Rex Fuqua and Louis A. Lubrano. The Audit Committee serves as a focal point for communications with respect to financial accounting, reporting and controls, and recommends the appointment of independent auditors and reviews the audit fees. The Audit Committee met once during 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no compensation committee interlocks between the Company and other entities involving any of the executive officers of the Company who serve as executive officers of such other entities.

COMPENSATION OF DIRECTORS

     The directors' cash compensation program provides for the payment of directors' fees to outside directors of $1,000 for the attendance at each Board meeting and $500 for each Committee meeting, provided each Committee meeting is held on a date other than a Board meeting. In addition, no directors' fees are provided for telephonic Board or Committee meetings which are less than two (2) hours in duration.

     Under the Company's Incentive Program, directors' options are granted automatically as of January 2nd of each year that the Incentive Program is in effect to each director who was neither an employee nor officer of the Company or any of its subsidiaries (a "Qualifying Director"). Each director's option entitles the Qualifying Director to whom it is granted to purchase 10,000 shares of the Common Stock at an option price equal to the fair market value of the Common Stock on the date of grant. Directors' options vest and are exercisable at the rate of one-third ( 1/3) of each grant annually. Directors' options terminate ten years from the date of grant or two years after a director's termination, if other than for cause, in which latter case, the directors' options terminate immediately. Effective as of February 1998, the Company's Incentive Program was amended to eliminate the automatic grant feature for directors' options. As currently in effect, the Company's Incentive Program provides that directors' options may be granted upon terms and conditions approved by the Compensation Committee. On January 2, 1999, the Compensation Committee granted each of the Qualifying Directors a directors' option to purchase 25,000 shares of the Common Stock at an option price equal to the fair market value of the Common Stock on the date of grant.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth certain information concerning the compensation of the Company's Named Executive Officers for each of the three years during the period ended December 31, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                  COMPENSATION AWARDS
                                                                                -----------------------
                                                                                             SECURITIES
                                                ANNUAL COMPENSATION                          UNDERLYING
                                      ---------------------------------------   RESTRICTED   OPTIONS TO
                                                               OTHER ANNUAL       STOCK       PURCHASE     ALL OTHER
                                      SALARY     BONUS        COMPENSATION(1)     AWARDS     SHARES(2)    COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR    ($)       ($)               ($)            ($)          (#)           ($)
 ---------------------------    ----  -------  ---------      ---------------   ----------   ----------   ------------
Rodney F. Price(3)............  1998       --         --               --           --         10,000(4)           --
  Chairman of the Board and     1997       --         --               --           --         10,000(4)
  Chief Executive Officer       1996       --         --               --           --             --              --

Paul Bellamy(5)...............  1998  206,731         --               --           --        475,000(6)           --
  President and                 1997       --         --               --           --             --              --
  Chief Financial Officer       1996       --         --               --           --             --              --
Irwin Selinger(7).............  1998  550,000         --               --           --        250,000(9)    1,879,252(10)
  Former Chairman of the        1997  446,156  1,000,000               --           --        139,944(9)       33,790(11)
    Board,
  President and Chief           1996  250,000    100,000          180,000(8)        --        245,517(9)       31,098(11)
  Executive Officer

Peter Winocur.................  1998  233,846         --               --           --        210,000              --
  Executive Vice President      1997  200,000    177,089(12)       27,089(13)       --         18,500              --
  of Sales and Marketing        1996  150,000     75,000               --           --        110,000              --

Ralph Liguori(14).............  1998  223,846         --               --           --        203,797              --
  Executive Vice President      1997  200,000    107,089(12)       27,089(13)       --         16,000              --
  of Operations                 1996  175,000     50,000               --           --         35,000              --

Jeffrey Schwartz(15)..........  1998  203,846     15,000               --           --         10,000              --
  President of GF Express       1997  177,885    100,000               --           --         10,000              --
                                1996   91,731     75,000               --           --         35,000              --

Richard S. Kolodny............  1998  203,365         --               --           --        213,750              --
  Vice President,               1997  175,000    152,089(12)       27,089(13)       --         17,767              --
  General Counsel               1996  150,000     75,000               --           --         35,000              --
  and Secretary

---------------
 (1) Except as set forth in notes (8) and (13) below, the aggregate amount of Other Annual Compensation for each of the Named Executive Officers did not equal or exceed the lesser of either $50,000 or 10% of the total of such individual's base salary and bonus, as reported herein and is not reflected in the table.

 (2) Stock options are granted under the terms and provisions of the Company's Incentive Program. For a description of the stock options, see "Executive Compensation -- Option Grants in Last Fiscal Year."

 (3) Mr. Price served as Chairman of the Board from July 25, 1998 to February 4, 1999, and as Chief Executive Officer of the Company from July 29, 1998 to February 4, 1999. As Chairman of the Board and Chief Executive Officer, Mr. Price did not receive any cash compensation. During his tenure as Chairman of the Board and Chief Executive Officer, Mr. Price was reimbursed for travel, lodging and meal expenses.

 (4) Under the terms of the Company's Incentive Program, Mr. Price's directors' options expire on February 4, 2001.

 (5) Mr. Bellamy served in various executive officer capacities with the Company from March 2, 1998 through December 31, 1998, including Vice President, Chief Financial Officer, President, and a director of the Company. From February 5, 1999 through March 24, 1999, Mr. Bellamy served as President, Chief Executive Officer and a director of the Company.

 (6) Under the terms of Mr. Bellamy's stock option agreements, Mr. Bellamy's stock options expired ninety (90) days following his resignation on March 24, 1999.

 (7) Mr. Selinger resigned as Chief Executive Officer, President and a director of the Company on July 29, 1998, and entered into a Separation Agreement (the "Separation Agreement") with the Company. The terms of the Separation Agreement provide that Mr. Selinger will continue to receive his base salary of $550,000 per year through July 31, 1999. For a description of the terms and provisions of the Separation Agreement, see "Employment, Termination and Change in Control Arrangements and Other Arrangements."

 (8) On November 27, 1996, the Company forgave indebtedness in the amount of $180,000 (inclusive of accrued interest), under a secured loan provided to Mr. Selinger on April 1, 1996. The loan was used by Mr. Selinger to purchase 50,000 shares of Common Stock in the open market.

 (9) Under the terms of Mr. Selinger's stock option agreements, Mr. Selinger's stock options expired ninety (90) days following his resignation on July 29, 1998.

(10) The amount includes the forgiveness on July 29, 1998 of net indebtedness in the amount of $1,841,098 (inclusive of accrued interest and certain other expenses) under a loan (the "Selinger Loan") made by the Company to Mr. Selinger on December 3, 1997 in the original principal amount of $2,500,000. The outstanding principal amount of $2,200,000 and accrued interest under the Selinger Loan was forgiven under the terms and provisions of the Separation Agreement, in partial consideration of Mr. Selinger's agreement to repay $500,000 to the Company on June 30, 1999 (which payment was made by Mr. Selinger), and a three (3) year non-competition covenant. For a description of the terms and provisions of the Separation Agreement, see "Employment, Termination and Change in Control Arrangements and Other Arrangements." In addition, such amount includes $38,154 relating to the projected actuarial benefit to Mr. Selinger for the year ended December 31, 1998 with respect to the Company's payment of certain premiums on a life insurance policy owned by a trust for the benefit of Mr. Selinger's children on a split-dollar basis.

(11) In June 1992, the Company entered into a split-dollar life insurance arrangement for the benefit of Mr. Selinger. During the fiscal years ended December 31, 1998, 1997 and 1996, the Company paid the premiums on the life insurance policy owned by a trust for the benefit of Mr. Selinger's children on a split-dollar basis. With respect to the payment of such premiums by the Company, the benefit to Mr. Selinger for the years ended December 31, 1998, 1997 and 1996, projected on an actuarial basis was $38,154, $33,790 and $31,098, respectively, which is included in the table above. Under the terms of the Separation Agreement, the Company is required to continue to make such premium payments in accordance with the terms of Mr. Selinger's divorce judgment.

(12) Includes the forgiveness of indebtedness in the amount of $27,089 (inclusive of accrued interest) under secured loans (the "Secured Loans") provided to Mr. Winocur, Mr. Kolodny and Mr. Liguori on February 26, 1996. The Secured Loans were used by each of Mr. Winocur, Mr. Kolodny and Mr. Liguori to purchase 6,000 shares of Common Stock on the open market in 1996.

(13) Each of Mr. Winocur, Mr. Kolodny and Mr. Liguori were reimbursed for all applicable Federal, state and local income taxes relating to the forgiveness of indebtedness under the Secured Loans.

(14) On April 29, 1999, the Company provided Mr. Liguori with three (3) months prior written notice of termination of employment in accordance with the terms of his employment agreement.

(15) On May 14, 1996, Mr. Schwartz joined the Company as the Vice President of GF Express. Mr. Schwartz became an executive officer of the Company in June 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain summary information concerning the number of stock options granted and the potential realizable value of the stock options granted to the Company's Named Executive Officers during the fiscal year ended December 31, 1998:

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                           NUMBER OF                                                   ANNUAL RATES OF
                           SECURITIES    % OF TOTAL                                      STOCK PRICE
                           UNDERLYING     OPTIONS                                       APPRECIATION
                            OPTIONS      GRANTED TO    EXERCISE OR                   FOR OPTION TERM(2)
                           GRANTED IN   EMPLOYEES IN   BASE PRICE     EXPIRATION   -----------------------
NAME                        1998(1)     FISCAL YEAR      ($/Sh)          DATE          5%          10%
----                       ----------   ------------   -----------    ----------   ----------   ----------
Rodney F. Price..........    10,000(3)       .7%         16.3125         (3)       $   45,068   $   99,589
  Chairman of the Board
  and Chief Executive
  Officer
Paul Bellamy.............   200,000        13.4%          7.6875(4)      (5)       $  424,783   $  938,659
  President and Chief       275,000        18.4%          2.875                       218,435      482,684
  Financial Officer
Irwin Selinger...........   250,000        16.8%         17.00           (6)       $1,174,197   $2,594,668
  Former Chairman of the
  Board and Chief
  Executive Officer
Peter Winocur............    10,000(7)       .7%         15.50         01/28/03    $   42,824   $   94,629
  Executive Vice
  President                 100,000         6.7%          7.6875(4)    02/02/03       212,391      469,330
  of Sales & Marketing      100,000         6.7%          2.875        09/15/03        79,431      175,522
Ralph Liguori............     3,797(7)       .3%         15.50           (8)       $   16,260   $   35,931
  Executive Vice
  President                 100,000         6.7%          7.6875(4)    02/02/03       212,391      469,330
  of Operations             100,000         6.7%          2.875        09/15/03        79,431      175,522
Jeffrey Schwartz.........    10,000          .7%          7.6875       04/17/03    $   21,239   $   46,933
  President of GF Express
Richard S. Kolodny.......    13,750(7)       .9%         15.50         01/28/03    $   58,883   $  130,115
  Vice President, General   100,000         6.7%          7.6875(4)    02/02/03       212,391      469,330
  Counsel and Secretary     100,000         6.7%          2.875        09/15/03        79,431      175,522

---------------
(1) During the fiscal year ended December 31, 1998, stock options were granted under the Company's Incentive Program at an exercise price equal to the fair market value of the Common Stock on the date of grant. The stock options, other than directors' options, have a term of five years, subject to earlier termination in the event of termination of employment for cause. The stock options are non-transferable, other than by will or the laws of descent and distribution, and vest and are exercisable at the rate of 50% per year (other than directors' options, which are exercisable at the rate of 1/3 per year), subject to certain exceptions including a change of control of the Company and the death of an optionee. The stock options may be exercised by payment of cash, shares of Common Stock or other consideration. The Company's Incentive Program is administered by the Compensation Committee of the Board of Directors.

(2) Represents gain that would be realized assuming the stock options were held for the entire five-year period and the stock price increased at compounded rates of 5% and 10%, respectively, from the exercise prices set forth in the table. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company. There can be no assurance that the amounts reflected in the table will be achieved.

(3) This amount represents the grant of directors' options to purchase 10,000 shares of Common Stock issued pursuant to the Company's Incentive Program. Under the terms of the Company's Incentive Program, Mr. Price's directors' options expire on February 4, 2001. For a description of the terms and provisions of directors' options, see "Compensation of Directors."

(4) Such stock options were repriced in 1998. For a description of the repricing of the stock options, see "Stock Option Repricing Table."

(5) Under the terms of Mr. Bellamy's stock option agreements, Mr. Bellamy's stock options expired ninety (90) days following his resignation on March 24, 1999.

(6) Under the terms of Mr. Selinger's stock option agreements, Mr. Selinger's stock options expired ninety (90) days following his resignation on July 29, 1998.

(7) Represents restored stock options granted at the time of an exercise of a stock option through a stock swap (payment of the exercise price by surrender of previously owned shares of Common Stock). The restored stock option was granted for the number of shares tendered to pay the exercise price of the related option.

(8) Under the terms of Mr. Liguori's restored stock option agreement, Mr. Liguori's restored stock option expires ninety (90) days following his effective date of termination of employment of July 29, 1999.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides certain summary information concerning stock option exercises during the fiscal year ended December 31, 1998 by the Company's Named Executive Officers and the value of unexercised stock options held by the Company's Named Executive Officers as of December 31, 1998:

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED            "IN THE MONEY"
                               NUMBER OF                       OPTIONS AT FISCAL             OPTIONS AT FISCAL
                            SHARES ACQUIRED     VALUE             YEAR END(3)                   YEAR END(4)
                                 UPON         REALIZED    ---------------------------   ---------------------------
NAME                           EXERCISE       ($)(1)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ---------------   ---------   -----------   -------------   -----------   -------------
Rodney F. Price...........          -0-            -0-       10,000            -0-          -0-              -0-
  Chairman of the Board
  and Chief Executive
  Officer
Paul Bellamy..............          -0-            -0-          -0-        475,000          -0-         $137,500
  President and Chief
  Executive Officer
Irwin Selinger............          -0-            -0-          -0-            -0-          -0-              -0-
  Former Chairman of the
  Board and Chief
  Executive Officer
Peter Winocur.............       30,406       $316,291      121,844        206,250          -0-         $ 50,000
  Executive Vice President
  of Sales and Marketing
Ralph Liguori.............        8,881       $ 78,800       43,131        205,000          -0-         $ 50,000
  Executive Vice President
  of Operations

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED            "IN THE MONEY"
                               NUMBER OF                       OPTIONS AT FISCAL             OPTIONS AT FISCAL
                            SHARES ACQUIRED     VALUE             YEAR END(3)                   YEAR END(4)
                                 UPON         REALIZED    ---------------------------   ---------------------------
NAME                           EXERCISE       ($)(1)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ---------------   ---------   -----------   -------------   -----------   -------------
Jeffrey Schwartz..........          -0-            -0-       32,000         15,000          -0-              -0-
  President of GF Express
Richard S. Kolodny........       44,000       $468,875       51,267        206,250          -0-         $ 50,000
  Vice President, General
  Counsel and Secretary

---------------
(1) Values were calculated by multiplying the closing market price of the Common Stock as reported on the New York Stock Exchange, Inc. on the date of exercise, by the respective number of shares and subtracting the exercise price per share.

(2) The shares of Common Stock received upon exercise of the stock options were not disposed of by the Named Executive Officers.

(3) Represents the aggregate number of stock options held as of December 31, 1998.

(4) Values were calculated by multiplying the closing market price of the Common Stock as reported on the New York Stock Exchange, Inc. on December 31, 1998 by the respective number of shares and subtracting the exercise price per share, without any adjustment for any termination or vesting contingencies.

STOCK OPTION REPRICING TABLE

     The following table sets forth certain summary information concerning the repricing of stock options held by any of the Company's Named Executive Officers during the past ten (10) years. See "Report of Compensation Committee -- Stock Option Repricing."

                                    NUMBER OF
                                    SECURITIES                                                 LENGTH OF
                                    UNDERLYING      MARKET        EXERCISE                  ORIGINAL OPTION
                                     OPTIONS/      PRICE OF     PRICE AT TIME                     TERM
                                       SARs        STOCK AT     OF REPRICING      NEW         REMAINING AT
                                     REPRICED      TIME OF           OR         EXERCISE        DATE OF
                                        OR       REPRICING OR     AMENDMENT      PRICE        REPRICING OR
NAME                        DATE    AMENDED(#)    AMENDMENT          ($)          ($)          AMENDMENT
----                       -------  ----------   ------------   -------------   --------   ------------------
Paul Bellamy(1)..........  4/01/98   200,000       $7.50           $17.93       $7.50      4 years, 11 months
  Former President and     4/17/98   200,000       $7.6875         $ 7.50       $7.6875    4 years, 11 months
  Chief Executive Officer
Peter Winocur............  4/17/98   100,000       $7.6875         $17.00       $7.6875    4 years, 10 months
  Executive Vice
  President of Sales and
  Marketing
Ralph Liguori............  4/17/98   100,000       $7.6875         $17.00       $7.6875    4 years, 10 months
  Executive Vice
  President of Operations
Richard S. Kolodny.......  4/17/98   100,000       $7.6875         $17.00       $7.6875    4 years, 10 months
  Vice President, General
  Counsel and Secretary

---------------
(1) On March 2, 1998, Mr. Bellamy was granted a stock option to purchase 200,000 shares of common stock, which was repriced on April 1, 1998 and on April 17, 1998. Mr. Bellamy resigned as President, Chief Executive Officer and a director of the Company on March 24, 1999. Under the terms of Mr. Bellamy's stock option agreements, Mr. Bellamy's stock options expired ninety (90) days following his resignation on March 24, 1999.

EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS AND OTHER
ARRANGEMENTS

     On July 29, 1998, Irwin Selinger resigned as Chief Executive Officer, President and a director of the Company, and entered into the Separation Agreement, which terminated Mr. Selinger's existing employment agreement and "change in control" agreement. The Separation Agreement provides for, among other things, (i) the continuation of Mr. Selinger's (a) base salary of $550,000 through July 31, 1999, (b) health care and insurance benefits through July 8, 2001, and (c) automobile lease payments and associated automobile expenses through July 8, 2001, (ii) the forgiveness of the outstanding principal payment amount of $2.2 million and accrued interest under the Selinger Loan in partial consideration of Mr. Selinger's repayment of $500,000 on June 30, 1999 (which payment was made by Mr. Selinger), (iii) a three (3) year non-competition covenant, (iv) the continuation of Mr. Selinger's split dollar life insurance policy in accordance with the terms of Mr. Selinger's divorce judgment, (v) a non-disparagement agreement, (vi) mutual releases, and (vii) the continuation of the Company's indemnification provisions for Mr. Selinger.

     On March 24, 1999, Paul Bellamy resigned as President, Chief Executive Officer and a director of the Company. On March 2, 1998, Mr. Bellamy entered into a three-year employment agreement with the Company providing for, among other things, an initial base salary of $250,000 per year. Under the terms and provisions of Mr. Bellamy's employment agreement, Mr. Bellamy is not entitled to receive any severance benefits or other payments upon a voluntary termination of employment. On September 15, 1998, Mr. Bellamy entered into an agreement with the Company providing for the payment of certain benefits following the occurrence of a "change in control" (as defined in such agreement), which agreement is no longer in effect as a result of Mr. Bellamy's voluntary termination of employment.

     On June 12, 1998, Andrew A. Giordano resigned as President, Chief Operating Officer and a director of the Company. On April 17, 1998, Mr. Giordano entered into a three (3) year employment agreement with the Company providing for an initial base salary of $350,000 per year, and an agreement with the Company providing for the payment of certain benefits following the occurrence of a "change in control" (as defined in such agreement). On April 23, 1998, the Company loaned $400,000 to Mr. Giordano, which was subsequently repaid in full with interest on July 31, 1998. In connection with Mr. Giordano's resignation, Mr. Giordano entered into a four (4) year Consulting Agreement with the Company on September 17, 1998 (the "Consulting Agreement") to consult with the Company for no more than ten (10) calendar days per month. As part of the Consulting Agreement, Mr. Giordano's existing employment agreement and "change in control" agreement were terminated. The Consulting Agreement provides for, among other things, (i) four (4) payments of $75,000 per year on each September 17, with the final payment to be made on September 17, 2001, and (ii) the reimbursement of reasonable business expenses relating to Mr. Giordano's consultancy with the Company.

     Effective as of March 15, 1996, Mr. Schwartz entered into a five (5) year employment agreement with the Company. Under the terms of Mr. Schwartz's employment agreement, Mr. Schwartz receives an annual base salary of $200,000 and participates in the Company's bonus program. The employment agreement contains certain non-competition provisions, which are effective until the later to occur of March 14, 2001 or the date of termination of employment, subject to certain extension terms. Mr. Schwartz's employment agreement provides that the Company may terminate the employment of Mr. Schwartz only for cause (as defined in the employment agreement), death or extended illness or disability. On May 14, 1996, Mr. Schwartz entered into an agreement with the Company providing for the payment of certain benefits if within two years following the occurrence of a "change in control" (as defined in each such agreement), Mr. Schwartz is terminated other than by reason of death, disability, retirement, or for cause, or if Mr. Schwartz terminates his employment for good reason. Under the terms of such agreement, Mr. Schwartz is entitled upon the occurrence of a triggering event to receive his base salary and incentive compensation, if any, through the date of termination, plus a lump sum severance payment equal to one times Mr. Schwartz' base salary.

     On April 17, 1998, Mr. Winocur, Mr. Kolodny, and Mr. Liguori entered into three (3) year employment agreements with the Company. The employment agreements provide for initial annual base salaries of $230,000, $200,000 and $220,000, respectively. Under the terms of the employment agreements, each of the executives participates in the Company's bonus program. The terms of the employment agreements provide that the Company may terminate the executive's employment for "cause" (as defined in the employment agreements), death or extended illness or disability without any severance obligation. The Company may terminate an executive's employment without "cause" under the employment agreements by providing not less than three (3) months prior written notice to the executive, in which case the executive shall be entitled to receive (i) his base salary and benefits through the effective date of termination, (ii) a lump sum payment equal to the sum of the aggregate base salary that would have been payable to the executive from the date of termination through the end of the initial term of the employment agreement, and (iii) all benefits through the end of the initial term of the employment agreement. On April 29, 1999, the Company provided Mr. Liguori with three (3) months prior written notice of termination of employment in accordance with the terms of his employment agreement. In addition, Mr. Winocur is subject to a non-competition agreement with the Company, which provides that Mr. Winocur may not compete with the Company for a period of five (5) years following his termination of employment.

     On September 15, 1998, the Company entered into agreements with Mr. Winocur, Mr. Liguori and Mr. Kolodny providing for the payment of certain benefits following the occurrence of a "change in control" (as defined in such agreements). The terms of such agreements generally provide that if the (i) executive's employment is terminated, other than for "cause" within thirteen
(13) months following the occurrence of a "change in control", or (ii) executive terminates his employment for any reason during the thirty (30) day period immediately following the first anniversary of a "change in control", the executive shall be entitled to receive upon the date of termination of employment a lump sum severance payment in cash (or at the executive's sole exclusive option receive such amounts as salary continuation during the applicable period), equal to (x) three (3) times the highest annual base salary paid or payable to the executive during the thirty-six (36) month period immediately preceding the month in which the "change in control" occurs, and (y) the aggregate of the maximum bonuses, which could have been earned, vested or otherwise paid under the Company's bonus program during the term of such bonus program. The agreements provide that the Company shall continue to provide the executive and/or his dependents with life, disability, accident and health insurance benefits, and certain other benefits following the occurrence of a "change in control". In addition, in the event the executive receives any payments under such agreements or pursuant to any other plan which become subject to excise taxes under the Internal Revenue Code of 1986, as amended (the "Code"), the agreements provide that the Company is required to pay to the executive a gross-up payment such that after the payment by the executive of all taxes and any excise taxes imposed upon or attributable to the gross-up payment, the executive retains an amount of the gross-up payment equal to the excise tax imposed upon the payments received by the executive.

     On May 17, 1999, the Company hired Robert Mealey as its Senior Vice President of Operations. In connection with Mr. Mealey's employment with the Company, the Company entered into an arrangement with Mr. Mealey, which provides for an eighteen (18) month severance arrangement in the event Mr. Mealey's employment is terminated following a sale of the Company and Mr. Mealey is not offered employment with an acquiror upon substantially the same employment terms as in effect immediately prior to the sale of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 1, 1996, the Company entered into a three (3) year lease with HIP Realty, Inc. ("HIP") for the Company's facility located in Mount Vernon, New York. The lease terminated on February 28, 1999, and the Company has occupied the facility on a month-to-month basis since March 1, 1999 upon the same terms and conditions as provided under the lease. The lease with HIP Realty provided for the payment by the Company of an annual rent of $180,000 during the 1998 fiscal year, and the payment of incremental real estate taxes over a base year. The principal stockholders of HIP are Harvey P. Diamond, the former Senior Vice President of Sales, and Peter Winocur, the President of the Company's Labtron Business Unit. The Company believes that the terms of the lease are at least as favorable to it as those it would have received from an unrelated third party. On April 2, 1999, subject to the terms of the Company's month-to-month lease arrangement with HIP, the Company subleased a portion of the facility for a monthly rental of $2,000.

     The Company, through its wholly-owned subsidiary, Lumex/Basic American Holdings, Inc. (formerly, Fuqua Enterprises, Inc.) ("Fuqua"), subleases certain office space located in Atlanta, Georgia to Fuqua Capital Corporation ("Capital"), an entity controlled by the Fuqua Family. The sublease has a remaining term of one year and provides that if Fuqua moves out of the space it shares with Capital, or there is a change in control of Fuqua, Capital has the option of taking over the office space now occupied by Fuqua upon terms favorable to Capital. Pursuant to the terms of the sublease, Capital pays Fuqua approximately $4,200 per month.

     Effective as of May 12, 1999, BIL Securities waived certain events of default under the BIL Note and exchanged all of its right, title and interest under the BIL Note, in consideration of the issuance of 2,036 shares of the Series D Preferred Stock. The shares of Series D Preferred Stock are non-voting, but have substantially the same economic rights as 2,036,000 shares of Common Stock. Based on the closing price of the Common Stock on May 12, 1999, that number of shares would have a market value of $4,072,000, which equals the aggregate of the unpaid principal amount and accrued interest on the BIL Note. Simultaneously with the closing of such transaction, Graham-Field and BIL entered into an agreement dated as of May 12, 1999, which provided Graham-Field with the sole and exclusive option for a period of one year following May 12, 1999, to convene a meeting of its stockholders or take such other corporate action, in accordance with applicable laws and regulatory requirements, as may be required to obtain applicable corporate approval to exchange each share of Series D Preferred Stock for 1,000 shares of Common Stock.

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return of the Common Stock of the Company for the last five years with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Standard & Poor's Medical Products and Supplies Index ("S&P Health Care Index") over the same period assuming the investment of $100 on December 31, 1993 in the Common Stock of the Company, the S&P 500 Index and the S&P Health Care Index (assuming the reinvestment of all dividends).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   AMONG GRAHAM-FIELD HEALTH PRODUCTS, INC.,
                   THE STANDARD & POOR'S 500 STOCK INDEX AND
           THE STANDARD & POOR'S MEDICAL PRODUCTS AND SUPPLIES INDEX

                     COMPANY/INDEX NAME                       DEC 93   DEC 94   DEC 95   DEC 96   DEC 97   DEC 98
                     ------------------                       ------   ------   ------   ------   ------   ------
GRAHAM-FIELD HEALTH PRODUCTS, INC...........................   $100     $ 79     $ 71     $182     $351     $ 71
S&P 500.....................................................    100      101      139      171      229      294
S&P HEALTHCARE (MEDICAL PRODUCTS & SUPPLIES)................    100      119      200      230      287      413

---------------
* ASSUMES $100 INVESTED ON DECEMBER 31, 1993 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.

                        REPORT OF COMPENSATION COMMITTEE

OVERALL POLICY

     The Company's executive officer compensation program is administered to be closely linked to corporate performance and the total return to stockholders over the long-term. The overall objectives of the executive officer compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through participation in the Company's Incentive Program and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

     The key elements of the Company's executive officer compensation consist of base salary, an annual bonus pursuant to the Company's bonus program, and the grant of stock options under the Company's Incentive Program. The Compensation Committee reviews and approves the compensation package for the executive officers of the Company. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual.

BASE SALARIES

     Base salaries for executive officers (officers with principal decision-making authority) are initially determined by the Compensation Committee through a subjective evaluation of the responsibilities of the position held and the experience of the individual. Annual salary adjustments and increases are determined by evaluating the performance of the Company and of each executive officer, and also take into account new responsibilities.

ANNUAL BONUS

     Cash bonuses are granted on a discretionary basis primarily to reward individual contribution, following years in which the Company achieved projected earnings and revenue growth. Due to the performance of the Company in 1998, no cash bonuses were awarded to the executive officers, other than a $15,000 bonus paid to one executive officer.

STOCK OPTIONS

     Under the Company's Incentive Program, which was approved by the Company's stockholders, stock options exercisable for Common Stock are granted to the Company's employees, including executive officers. The Compensation Committee approves the grant of stock option awards.

     Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest and are exercisable at the rate of 50 percent per year. This approach is designed to incentivize the creation of stockholder value over the long term since the full benefit of a compensation package cannot be realized unless stock price appreciation occurs over a number of years.

CHIEF EXECUTIVE OFFICER COMPENSATION

     From January 1, 1998 to July 29, 1998, Irwin Selinger served as Chief Executive Officer of the Company, and was paid a base salary at an annual rate of $550,000. On February 2, 1998, Mr. Selinger was granted a stock option to purchase 250,000 shares of the common stock of the Company, which expired ninety
(90) days following his resignation on July 29, 1998. On July 29, 1998, Mr. Selinger entered into the Separation Agreement, which terminated Mr. Selinger's existing employment agreement and "change in control" agreement. For a description of the terms and provisions of the Separation Agreement, see "Employment, Termination and Change in Control Arrangements and Other Arrangements."

     From July 29, 1998 to February 4, 1999, Rodney F. Price served as Chief Executive Officer of the Company, as well as Chairman of the Board. Mr. Price did not receive any compensation for his services as Chief Executive Officer, but was reimbursed for travel, lodging and other expenses. On January 2, 1998, Mr. Price was granted directors' options under the Company's Incentive Program to purchase 10,000 shares of the common stock of the Company, which expire two
(2) years following his resignation on February 4, 1999.

STOCK OPTION REPRICING

     On April 1, 1998, the Compensation Committee determined to lower the exercise price of stock options granted to Mr. Bellamy on March 2, 1998. In addition, on April 17, 1998, the Compensation Committee determined to reset the exercise price of Mr. Bellamy's repriced stock options of April 1, 1998, and reset the exercise price with respect to stock options granted on February 2, 1998 to Mr. Winocur, Mr. Liguori and Mr. Kolodny. In connection with the repricing of the stock options, the Compensation Committee cancelled the previously granted stock options and granted new stock options. The terms of the new stock options are identical in all respects to the cancelled stock options except for the exercise price. The purpose and intention of the repricing was to maintain equity incentives for key employees and to foster loyalty and economic motivation. The Compensation Committee believes that stock options which are significantly out of the money provide no particular compensatory incentive to employees regarding performance, and that the repricing of stock options may cause executives to forego alternative employment opportunities.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's chief executive officer and the other four most highly compensated individuals who are executive officers as of the end of the year. Although maintaining tax deductibility is one consideration among many, the Committee reserves the right to determine from time to time that compensation arrangements are in the best interest of the Company and its stockholders despite the fact that such arrangements might not qualify for tax deductibility. The Company's bonus program is designed so that individual bonuses are not dependent solely on objective or numerical criteria, which enables the Committee to apply its independent judgment to reflect performance against qualitative strategic objectives.

                                          Compensation Committee

                                          J. Rex Fuqua
                                          Louis A. Lubrano
                                          Michael S. Dreyer

                          RATIFICATION OF APPOINTMENT
                                       OF
                       THE COMPANY'S INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee of the Board of Directors, the firm of Ernst & Young LLP has been appointed independent auditors for 1999, subject to ratification of such appointment by the stockholders. Ernst & Young LLP has acted as the Company's independent auditors since 1986. If the stockholders do not ratify such appointment, the Audit Committee will recommend another accounting firm for selection by the Board of Directors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and will be available to answer proper questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be included in the Company's proxy statement and proxy relating to the 2000 Annual Meeting, stockholder proposals must be received by the Company no later than one hundred twenty (120) days prior to the first anniversary date of this year's Annual Meeting, and must otherwise comply with the requirements of Rule 14a-8.

     Pursuant to the Company's By-Laws, as amended, any stockholder entitled to vote at an annual meeting of stockholders of the Company may nominate persons for election as directors or submit a proposal to be voted on by stockholders (other than proposals to be included in the Company's proxy materials as provided in the preceding paragraph) at such annual meeting only if written notice of such stockholder's intent to make such nomination or proposal is given either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Company not later than one hundred twenty (120) days in advance of such annual meeting of stockholders.

     All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the attention of the Secretary of the Company at 81 Spence Street, Bay Shore, New York 11706.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present to the meeting any business other than the matters stated in the accompanying Notice of the Annual Meeting of Stockholders and, at the time the proxy statement was printed, was not aware of any other business that properly might be presented. If any other business not described herein should properly come before the meeting for action by the stockholders, or if any procedural matters requiring a vote of stockholders should arise at the meeting, the persons named as proxies on the enclosed card or their substitutes will vote the shares represented by them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          RICHARD S. KOLODNY
                                          Senior Vice President, General
                                          Counsel and Secretary

Dated: July 14, 1999

                      GRAHAM--FIELD HEALTH PRODUCTS, INC.

                   81 Spence Street, Bay Shore, New York 11706

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints RUPERT O.H. MORLEY and RICHARD S. KOLODNY as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Graham Field Health Products, Inc., held of record by the undersigned on July 12, 1999, at the Annual Meeting of Stockholders to be held on August 16, 1999, or any adjournment thereof.



                           (CONTINUED ON REVERSE SIDE)



                                                                     SEE REVERSE
                                                                         SIDE

[X] Please mark your
    votes as in this
    example

                             FOR
                         all nominees              WITHHOLD
                      (except as marked            AUTHORITY
                       to the contrary          to vote for all
                            below)                 nominees

1. Election of               [ ]                      [ ]
   Directors

   CLASS III NOMINEES:  Rupert O.H. Morley
                        Louis A. Lubrano

   INSTRUCTION: TO WITHHOLD VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN LINE PROVIDED BELOW

   ____________________________________________________________________


                                               FOR    AGAINST    ABSTAIN
2. Ratification of appointment of Ernst &      [ ]      [ ]        [ ]
   Young LLP as independent auditors.


3. In their discretion upon any other
   matters which may properly come before
   such meeting.


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of management's nominees for directors, and FOR Proposal 2.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE(S) ______________________________________ DATED ________________, 1999

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.